As filed with the Securities and Exchange Commission on July 19, 2005

Registration No. 333-126512

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 S.W. Eighth Street

Bentonville, Arkansas 72716

(479) 273-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ANTHONY D. GEORGE, ESQ.

Senior Assistant General Counsel, Finance

Wal-Mart Stores, Inc.

702 S.W. Eighth Street

Bentonville, Arkansas 72716

479-273-4000

(Name, address, and telephone number,

including area code, of agent for service)

With copies to

DUDLEY W. MURREY, ESQ.	GLENN M. REITER, ESQ.
Andrews Kurth LLP	Simpson Thacher & Bartlett LLP
1717 Main Street, Suite 3700	425 Lexington Avenue
Dallas, Texas 75201	New York, New York 10017-3954
214-659-4400	212-455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities	$5,000,000,000	100%	$5,000,000,000	$588,500

(1)	Or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	Previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 19, 2005

PROSPECTUS

WAL-MART STORES, INC.

$5,000,000,000

DEBT SECURITIES

We may offer and sell our debt securities from time to time in an aggregate amount of up to $5,000,000,000. The debt securities may be offered in one or more different series that have different terms and conditions. The terms of each series will be determined at the time we first offer the debt securities that are a part of that series, and those terms may differ from the terms described in this prospectus. The amount of the debt securities of any series offered and the price at which those debt securities are offered will be determined at the time of each offering.

This prospectus provides you with a general description of certain material terms of the debt securities we may offer. When we make an offering of the debt securities of one or more series of the debt securities, we will provide a prospectus supplement that describes the specific terms and conditions of each series of debt securities being then offered and the specific terms of the offering, including:

•	the public offering price at which the securities of that series are then being offered;

•	the currency or composite currency in which the securities of that series are denominated;

•	the maturity date of the securities;

•	the interest rate or rates, which may be fixed or variable;

•	the times for payment of principal, interest and any premium;

•	any redemption provisions;

•	any conversion or exchange provisions of the debt securities in the series; and

•	whether the debt securities in the series then being offered will be listed on any stock exchange.

The prospectus supplement may also contain important information about certain U.S. federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. The prospectus supplement may also add information to, or update or change information contained in, this prospectus.

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

You should read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the additional information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the debt securities being offered.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We maintain our principal executive offices at 702 S.W. Eighth Street, Bentonville, Arkansas 72716. Our telephone number there is 479-273-4000.

The date of this Prospectus is                     , 2005.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement relating to any of our debt securities being offered by means of this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

We are not offering the debt securities in any jurisdiction in which the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission using the “shelf” registration process. By using a shelf registration statement, we may offer and sell, from time to time, in one or more offerings any combination of the debt securities described in this prospectus up to a total of $5,000,000,000 of our debt securities.

For further information about our company and business and the debt securities, you should refer to the registration statement and its exhibits. The exhibits to that registration statement include the full text of each indenture pursuant to which the debt securities may be issued and certain other important documents. Certain terms of those indentures are summarized in this prospectus. Since that summary may not contain all of the information that you may want to have regarding the terms of an indenture, you should review the full text of that indenture and the other documents that are exhibits to the registration statement.

In this prospectus and the accompanying prospectus supplement, unless otherwise specified, the terms “Wal-Mart,” “Wal-Mart Stores,” “we,” “us” and “our” refer to Wal-Mart Stores, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” Our filings with the SEC are available to the public through the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our website at http://www.walmartstores.com. Information contained in our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the office of the New York Stock Exchange. For information on obtaining copies of public filings at the New York Stock Exchange, you should call 212-656-5060.

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus information contained in certain documents we file with the SEC, which means we disclose to you important information concerning us by referring you to those documents incorporated by reference. Those documents that we are incorporating by reference into this prospectus form an important part of this prospectus. The information contained in the documents that we file with the SEC in the future and that are incorporated by reference in this prospectus as noted below will also be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and the documents previously filed with the SEC and incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete or terminate the offering of debt securities by this prospectus. Please note that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we furnish to the SEC after the date of this prospectus unless, and except to the extent, specified in that Current Report.

•	Our Annual Report on Form 10-K for our fiscal year ended January 31, 2005.

•	Our Quarterly Report on Form 10-Q for our fiscal quarter ended April 30, 2005.

•	Our Current Reports on Form 8-K dated March 8, 2005, March 25, 2005, June 8, 2005, June 9, 2005 and June 10, 2005.

You can obtain any of our filings incorporated by reference into this prospectus through us, from the SEC or from the New York Stock Exchange as noted above. We will provide to you a copy of any or all of the information incorporated by reference in this prospectus, as well as a copy of the indenture and any other agreements referred to in this prospectus, free of charge. To request any such filing or other documents, you should write or call:

Wal-Mart Stores, Inc.

702 S.W. Eighth Street

Bentonville, Arkansas 72716

Attention: Investor Relations

Telephone: (479) 273-8446

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus, the accompanying prospectus supplement and the filings and other information incorporated by reference may include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements included or incorporated by reference in this prospectus, the accompanying prospectus supplement or any information incorporated by reference in this prospectus address activities, events or developments that we expect or anticipate will or may occur in the future, including the amount and nature of future capital expenditures, opening of additional stores and clubs in the United States, opening of additional units in the other countries in which we operate, conversion of Discount Stores into Supercenters, anticipated levels of change in comparative store sales from one period to another period, expansion and other development trends of retail industry, our business strategy, our financing strategy, expansion and growth of our business, changes in our operations, including the mix of products sold, our liquidity and ability to access the capital markets, our anticipated earnings per share for certain periods, and other similar matters. Although we believe the expectations expressed in the forward-looking statements included in this prospectus, the accompanying prospectus supplement and any information incorporated by reference into this prospectus are based or will be based on reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause our actual results to differ materially from those expressed in any of those forward-looking statements.

Our business operations are subject to factors outside our control. Any one, or a combination, of these factors could materially affect our financial performance, business strategy, plans, goals and objectives. These factors include: the cost of goods, labor costs, the availability of qualified associates, transportation costs, the cost of fuel and electricity, the cost of healthcare, competitive pressures, inflation, accident-related costs, consumer buying patterns and debt levels, weather patterns, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, changes in tax law, the outcome of legal proceedings to which we are a party, unemployment levels, interest rate fluctuations, zoning and land use restrictions, changes in employment legislation and other capital market, economic and geo-political conditions. The foregoing list of factors that may affect our performance is not exclusive. Other factors and unanticipated events could adversely affect our business operations and financial performance. The forward-looking statements included in this prospectus, the accompanying prospectus supplement or any information incorporated by reference in this prospectus are based on a knowledge of our business and the environment in which we operate and our beliefs and assumptions, but because of the factors described and listed above, actual results may differ materially from those contemplated in the forward-looking statements. Consequently, this cautionary statement qualifies all of the forward-looking statements we make in this prospectus, the accompanying prospectus supplement or any information incorporated by reference in this prospectus. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not intend to update any such forward-looking statements after we distribute this prospectus.

WAL-MART STORES, INC.

We are the world’s largest retailer as measured by total net sales for the fiscal year ended January 31, 2005. Our total net sales exceeded $285 billion in fiscal 2005. We operate mass merchandising stores that serve our customers primarily through the operation of three segments:

•	Wal-Mart stores, which include our discount stores, Supercenters and Neighborhood Markets in the United States;

•	SAM’S Clubs, which include our warehouse membership clubs in the United States; and

•	the international segment of our business.

We currently operate in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Mexico, Puerto Rico, South Korea and the United Kingdom, and in China under joint venture agreements. The units operated by our International Division represent a variety of retail formats. We also own an interest in The Seiyu, Ltd., a Japanese retail chain.

Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam’s West, Inc., Sam’s East, Inc., Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust and Sam’s Real Estate Business Trust.

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges, for the periods indicated:

Three Months Ended April 30,			Year Ended January 31,
2005	2004		2005		2004		2003		2002		2001
10.9x	9.1	x	10.5	x	10.5	x	9.0	x	6.7	x	6.5	x

For the purpose of computing our ratios of earnings to fixed charges, we define “earnings” to mean our earnings before income taxes and fixed charges, excluding capitalized interest and earnings attributable to minority interests owned by others in our subsidiaries.

We define “fixed charges” to mean:

•	the interest that we pay; plus

•	the capitalized interest that we show on our accounting records; plus

•	amortized premiums, discounts and capitalized expenses related to indebtedness; plus

•	the portion of the rental expense for real and personal property that we believe represents the interest factor in those rentals.

Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

USE OF PROCEEDS

Except as otherwise specifically described in the accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities:

•	to repay the short-term borrowings that we have incurred for corporate purposes, including to finance capital expenditures, such as the purchase of land and construction of stores and other facilities;

•	to finance acquisitions;

•	to repay long-term debt as it matures or to refinance debt of our subsidiaries;

•	to repay short-term borrowings that we have incurred to acquire other companies and assets;

•	to repay short-term borrowings that we have incurred to acquire our common stock pursuant to our share repurchase program;

•	to meet our other general working capital requirements; and

•	for general corporate purposes.

Before we apply the net proceeds to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

We may also incur from time to time additional debt other than through the offering of debt securities under this prospectus.

DESCRIPTION OF THE DEBT SECURITIES

We will issue the debt securities in one or more series under an indenture, dated as of                     , 2005, between us and J.P. Morgan Trust Company, National Association, as the indenture trustee, unless otherwise specified in the accompanying prospectus supplement. We may also issue additional debt securities that will be consolidated with and form a part of one or more of the series of our debt securities previously issued and now outstanding under an indenture, dated December 11, 2002, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA), as indenture trustee (which we refer to as the “2002 indenture”), but only if specified in the accompanying prospectus supplement. If we issue additional debt securities of such a series, those debt securities will be issued under the 2002 indenture.

Each indenture is a contract between us and the trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an “event of default,” as that term is described below, occurs under that indenture in relation to debt securities we have issued under that indenture. Second, the trustee performs certain administrative duties for us.

We have summarized below material provisions of the debt securities that we will offer and sell pursuant to this prospectus and material provisions of each indenture. Except as noted below, the terms of the two indentures described above are substantially similar, and, as a result, the following summary relates to material provisions of each of those indentures. References in the following summary to the “indenture” are applicable to each indenture unless otherwise indicated. You should understand that the following discussion is only a summary. We have not described all of the provisions of either indenture. We have filed both of the indentures with the SEC as exhibits to the registration statement of which this prospectus is a part, and we suggest that you read the indenture pursuant to which any debt securities in which you may invest will be issued. We are incorporating by reference the provisions of each indenture referred to by section numbers and summarized below. The following summary is qualified in its entirety by those provisions of each indenture.

We will describe the particular terms and conditions of a particular series of debt securities offered in a prospectus supplement relating to the offer of that series of debt securities. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities offered pursuant to this prospectus, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

As a holder of the debt securities issued under the indenture, you will be one of our unsecured creditors and will have a right to payment equal to that of our other unsecured creditors.

The debt securities offered by this prospectus will be limited to a total of $5,000,000,000, which will include the U.S. dollar equivalent amount of any debt securities that we issue that are denominated in any non-U.S. currency or in a composite currency. The indenture, however, does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series.

With respect to each particular series of debt securities that we offer by this prospectus, the prospectus supplement will describe the following terms of each series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

•	the date or dates on which the principal will be paid;

•	the conditions pursuant to which and the times at which any premium on the debt securities of the series will be paid;

•	the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

•	the date or dates from which interest, if any, shall accrue;

•	the dates on which any accrued interest shall be payable and the record dates for the interest payment dates;

•

the percentage of the principal amount at which the debt securities of the series will be issued, and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities’ maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

•	if we may prepay the debt securities of the series in whole or part, the terms of our prepayment right, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

•	the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

•	the place or places where the principal of, premium, if any, and interest, if any, on debt securities of the series will be paid;

•	if we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, the terms of our redemption or repurchase right, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions relating to any such redemption or repurchase by us;

•	if we will be obligated to redeem or repurchase the debt securities of the series in whole or part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, the terms of our redemption or repurchase obligation, including when and at whose option we will be obligated to redeem or repurchase the debt securities of the series, the redemption or repurchase price or the method for determining the redemption or repurchase price and any other terms and conditions relating to any such redemption or repurchase;

•	if the debt securities of the series will be convertible into or exchangeable for any other of our securities, the terms of the conversion or exchange rights, including when the conversion or exchange right may be exercised, the conversion or exchange price or the ratio or ratios or method of determining the conversion or exchange price or ratios and any other terms and conditions, including anti-dilution terms, upon which conversion or exchange may occur;

•	if other than the denominations indicated by the applicable indenture, the denominations in which we will issue debt securities of the series;

•	the currency in which we will pay principal, any premium, interest or other amounts owing with respect to the debt securities of the series, which may be U.S. dollars, a foreign currency or a composite currency;

•	any index, formula or other method that we must use to determine the amount of any payment of principal, any premium or interest on the debt securities of the series;

•	if we are required to pay any additional amounts, the terms of our obligation to pay additional amounts and under what conditions we will be required to pay such amounts;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	any addition to, or change in, the events of default with respect to, or covenants relating to, the debt securities in the series;

•	whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

•	any other specific terms and conditions of the series of debt securities.

(Section 3.01)

If we sell any series of debt securities for, that we may pay in, or that are denominated in, one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant currencies, currency units or composite currencies in each prospectus supplement relating to that series.

We may offer and sell series of the debt securities as original issue discount securities, bearing no interest or interest at a rate that at the time of issuance is below market rates, or at a substantial discount below their stated principal amount. We will describe the income tax consequences and other special considerations applicable to any original issue discount securities of that kind described in each prospectus supplement relating to that series.

Conversion or Exchange Rights

Debt securities offered by this prospectus may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. We will describe the terms and conditions of conversion or exchange in the applicable prospectus supplement. The terms and conditions will include, among others, the following:

•	the conversion or exchange price or prices or the ratio or ratios or method of determining the conversion or exchange prices or ratios;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Events of Default and Waiver

An event of default with respect to debt securities of a series issued will occur if:

•	we fail to pay interest on any outstanding debt securities of that series when it is due and payable and that failure continues for 30 days;

•	we fail to pay principal of, or premium, if any, on any outstanding debt securities of that series when it is due and payable;

•	we fail to perform or we breach any covenant or warranty in the indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	any other event occurs that is designated as an event of default with respect to the particular series of debt securities when that particular series of debt securities is established.

(Section 7.01)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. If an event of default with respect to any series of outstanding debt securities occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all of the debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. (Section 7.02) The 2002 indenture differs from the indenture dated as of                     , 2005 in that the 2002 indenture does not provide for acceleration upon the occurrence of an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us without a declaration being made by the trustee or the holders.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those due as a result of acceleration, have been made. (Section 7.02) If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. (Section 7.03; Section 7.12) The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on, those debt securities and any covenant or provision of the indenture that cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series. (Section 7.13)

The indenture provides that upon the occurrence of an event of default described in the first two bullet points in the first paragraph under “Events of Default and Waiver” with respect to debt securities of a series, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts. (Section 7.03)

The indenture also provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of, and interest on, the debt securities of that series or any redemption price or repurchase price when due and that that right will not be impaired without the consent of that holder. (Section 7.08)

The trustee is required, within 90 days after the occurrence of a default with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to that series. (Section 8.02)

We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities. (Section 5.05)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities or as to any series thereof, except for:

•	the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

•	our obligations respecting the debt securities concerning issuing temporary notes, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for debt security payments being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as “defeasance.” (Section 11.02)

In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. (Section 11.03)

To exercise either of the rights we describe above, certain conditions must be met, including:

•	we must irrevocably deposit with the trustee, in trust for the debt security holders’ benefit, moneys in the currency in which the securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the securities are denominated, or a combination of cash and such securities, in amounts sufficient to pay the principal of and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

•	the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the type of defeasance described first above, will be based on a ruling of the Internal Revenue Service or a change in federal income tax law to that effect occurring after the date of the indenture;

•	no default or event of default exists on the date of such deposit, subject to certain exceptions; and

•	the trustee must receive an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy or reorganization of the party depositing those funds with the trustee or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders.

(Section 11.04)

Satisfaction and Discharge

If we so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the notes, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture and the debt securities when:

•	either all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen securities that have been replaced or paid and notes that have been subject to defeasance, have been delivered to the trustee for cancellation; or

•	all of the securities issued under the indenture not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense; and

•	in each of the foregoing cases, we have irrevocably deposited or caused to be deposited with the trustee cash in U.S. dollars, certain United States government securities or a combination thereof, in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal and premium, if any, on and interest on these securities to the date of such deposit (in the case of notes that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

•	we have paid or caused to be paid all sums payable under the indenture by us; and

•	no default or event of default then exists; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture and the securities issued under the indenture have been complied with.

(Section 11.08)

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security affected if the modification or alteration would, among other things:

•	change the maturity of the principal of, or of any installment of interest on, any such debt security, or reduce the principal amount of any such debt security, or change the method of calculation of interest or the currency of payment of principal or interest on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security, or

•	reduce the above-stated percentage in principal amount of outstanding debt securities required to modify or alter the indenture.

(Section 9.02)

The trustee and we, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

•	evidence the succession of another corporation to us and the successor’s assumption to our respective covenants with respect to the debt securities and the indenture;

•	add to our covenants further restrictions or conditions that our board of directors and the trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default under the indenture subject to certain limitations;

•	cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with another provision;

•	add additional events of default with respect to all or any series of the debt securities;

•	add to, change or eliminate any provision of the indenture provided that the addition, change or elimination will not affect any outstanding debt securities;

•	provide for the issuance of debt securities whether or not then outstanding under the indenture in coupon form and to provide for exchangeability of the coupon form securities with other debt securities issued under the indenture in fully registered form;

•	establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established; and

•	evidence and provide for the acceptance of appointment of a successor trustee and to change the indenture as necessary to have more than one trustee under the indenture.

(Section 9.01)

Amalgamation, Consolidation, Merger or Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor to us assumes our obligations on the debt securities and under the indenture;

•	any successor to us must be an entity incorporated or organized under the laws of the United States;

•	after giving effect thereto, no event of default, as defined in the indenture, shall have occurred and be continuing; and

•	certain other conditions under the indenture are met.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “Events of Default and Waiver.” (Section 10.01; Section 10.02)

No Limitations on Additional Debt and Liens

The indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets.

The Indenture Trustee

J.P. Morgan Trust Company, National Association, is the trustee under the indenture dated as of                 , 2005 and under the 2002 indenture and will also be the registrar and paying agent for each series of debt securities unless otherwise noted in the applicable prospectus supplement. The trustee is a national banking association with its principal offices in Los Angeles, California.

The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if any of the actions described above under “Events of Default and Waiver” occurs. Second, the trustee performs certain administrative duties related to the debt securities for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

As discussed above, J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA) also serves as trustee under the 2002 indenture. As of the date of this prospectus, we had issued a total of $12.62 billion (including the U.S. dollar equivalent amount of certain debt securities issued under the indenture that were denominated in pounds Sterling) of our senior unsecured debt securities under the 2002 indenture, of which $11.12 billion remained outstanding. In addition, J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA) serves as trustee under an indenture, dated as of July 5, 2001, among it, us and three of our finance subsidiaries. As of the date of this prospectus, we had issued a total of $5.50 billion of our senior unsecured securities under that indenture, of which $3.00 billion remained outstanding. J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA, which was itself the successor in interest to The First National Bank of Chicago) also serves as trustee under an indenture, dated as of April 1, 1991, between it and us, as supplemented through the date of this prospectus. As of the date of this prospectus, we had issued a total of $17.46 billion (including the U.S. dollar equivalent amount of certain debt securities issued under the indenture that were denominated in pounds Sterling) of our senior unsecured securities under that indenture, of which approximately $7.00 billion remained outstanding. Also, J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA, which was itself the successor in interest to The First National Bank of Chicago) serves as trustee under an indenture, dated as of December 1, 1986, covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner trustees of approximately 24 SAM’S Clubs store properties that are leased to one of our subsidiaries.

We expect to maintain commercial and investment banking relationships in the ordinary course of business with JPMorgan Chase Bank, National Association and J.P. Morgan Securities Inc., affiliates of J.P. Morgan Trust Company, National Association.

BOOK-ENTRY PROCEDURES

The debt securities offered by this prospectus may be issued in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems, principally, the book-entry system operated by The Depository Trust Company, or “DTC,” in the United States, and Euroclear Bank S.A./ N.V., or the “Euroclear Operator,” as operator of the Euroclear System, or “Euroclear,” and Clearstream Banking S.A., or “Clearstream,” in Europe. No person who acquires an interest in these global securities will be entitled to receive a certificate representing the person’s interest in the global securities except as set forth herein or in the accompanying prospectus supplement. Unless and until definitive debt securities are issued, all references to actions by holders of debt securities issued in global form refer to actions taken by DTC, Euroclear or Clearstream, as the case may be, upon instructions from their respective participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, Euroclear or Clearstream, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we, nor any trustee, nor any registrar and transfer agent with respect to our debt securities offered by means of this prospectus will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants or the respective obligations under the rules and procedures governing their operations.

Unless otherwise specified in the accompanying prospectus supplement, the debt securities in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC.

DTC

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations, or “DTC participants,” and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, brokers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others, or “indirect DTC participants,” for example banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and interest on the debt securities. DTC participants and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate of that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that participant or those participants has or have given the direction. However, in certain circumstances, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to its participants.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.

Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the “Euroclear Clearance System.” The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking Commission and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear; withdrawal of securities and cash from Euroclear; and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

TAX CONSEQUENCES TO HOLDERS

A prospectus supplement may describe the principal U.S. federal income tax consequences of acquiring, owning and disposing of debt securities of some series in certain circumstances, including the following:

•	payment of the principal, interest and any premium in a currency other than the U. S. dollar;

•	the issuance of any debt securities with “original issue discount,” as defined for U.S. federal income tax purposes;

•	the issuance of any debt securities with an associated “bond premium,” as defined for U.S. federal income tax purposes; and

•	the inclusion of any special terms in debt securities that may have a material effect for U.S. federal income tax purposes.

In addition, if the tax laws of foreign countries are material to a particular series of debt securities, a prospectus supplement may describe the principal income tax consequences of acquiring, owning and disposing of debt securities of some series in similar circumstances under those foreign tax laws.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby:

•	directly to purchasers;

•	through underwriters;

•	through dealers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions as follows:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the debt securities. Offers to purchase debt securities may also be solicited by agents designated by us from time to time. Any of those agents, who may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered are named, and any commissions payable by us to that agent will be set forth, in the accompanying prospectus supplement.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell those debt securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale.

We may offer these debt securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the accompanying prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased.

If we use an underwriter or underwriters in the sales of the debt securities, we will execute an underwriting agreement with those underwriters at the time of sale of the debt securities, and the name of the underwriters will be set forth in the accompanying prospectus supplement, which will be used by the underwriters, along with this prospectus, to make resales of the debt securities in respect of which this prospectus is delivered to the public. The compensation of any underwriters will also be set forth in the accompanying prospectus supplement. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers, agents and other persons may be entitled, under underwriting or other agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to our contribution to payments those underwriters, dealers, agents and other persons are required to make.

In order to facilitate the offering of the debt securities, the underwriters of the debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of these debt securities or any other debt securities the prices of which may be used to determine payments on these debt securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, the underwriters may bid for, and purchase, the debt securities or any other debt securities in the open market. In any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters named in the accompanying prospectus supplement are, and any dealers or agents named in the accompanying prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with the debt securities offered thereby. Any discounts or commissions they receive from us and any profit they realize on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the debt securities offered by means of this prospectus, if the accompanying prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents in any such remarketing of debt securities. If there is a remarketing arrangement with respect to the particular debt securities described in the accompanying prospectus supplement, the accompanying prospectus supplement identifies any such remarketing firm and the terms of its agreement, if any, with us and describes the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Except for securities issued upon a reopening of a previous series, each series of debt securities will be a new issue of the debt securities and will have no established trading market. Any underwriters to whom any of the debt securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered in any particular offering may or may not be listed on a securities exchange. No assurance can be given that there will be a market for any of the debt securities offered and sold under this prospectus.

Underwriters, dealers and agents through whom any of the debt securities are offered or one or more of their respective affiliates may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Andrews Kurth LLP, Dallas, Texas, will act as our counsel and provide an opinion for us regarding the validity of the debt securities and Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel to the underwriters in any underwritten offer of the debt securities and will pass on the validity of such debt securities for the underwriters.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in Wal-Mart Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 and Wal-Mart’s Stores, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are, and audited financial statements and Wal-Mart Stores, Inc. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Securities and Exchange Commission registration fee	$588,500
Printing and engraving*	10,000
Legal fees and charges*	40,000
Accounting services*	30,000
Trustee services*	10,000
Miscellaneous*	5,000

Total	$683,500

*	Estimated.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Bylaws of the Registrant provide that the Registrant shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director or officer for another entity) to the full extent it has the power to do so under the Delaware General Corporation Law and other applicable law, except that the Registrant need not indemnify any such person in connection with a proceeding initiated against the Registrant by that person unless the proceeding was authorized by the Registrant’s board of directors. The Amended and Restated By-Laws further provide that the Registrant may indemnify, to the full extent it has the power to do so under the Delaware General Corporation Law and other applicable law, any person made or threatened to be made a party to any proceeding by reason of the fact that such person is or was an associate or agent of the Registrant (or is or was serving at the request of the Registrant as an employee or agent of another entity).

Section 145 of the Delaware General Corporation Law provides, among other things, that the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. This power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions brought by or in the right of the Registrant to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of the Registrant is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter of the type described in the two preceding paragraphs, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Restated Certificate of Incorporation of the Registrant, as amended to date, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

The Registrant is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its Amended and Restated By-Laws. In addition, the directors and officers of the Registrant are insured, at the expense of the Registrant, against certain liabilities that might arise out of their employment and are not subject to indemnification under its Amended and Restated By-Laws.

The foregoing summaries are necessarily subject to the complete text of the statute, the Restated Certificate of Incorporation, as amended, of the Registrant and the Amended and Restated By-Laws of the Registrant referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS.

The following exhibits are filed as part of, or incorporated by reference into, the Registration Statement on Form S-3:

EXHIBIT NUMBER		DESCRIPTION OF DOCUMENT

1.1	*	Form of Underwriting Agreement.

4.1		Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 1989).

4.2		Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-8 (File No. 33-43315)).

4.3		Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated July 27, 1999).

4.4		Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2005).

4.5	**	Form of Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as Trustee.

4.6		Indenture, dated as of December 11, 2002, between the Registrant and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA), as Trustee (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101847)).

5.1		Opinion of Andrews Kurth LLP with respect to the legality of the securities being registered (which supercedes the opinion of Andrews Kurth LLP previously filed as Exhibit 5.1).

12.1	**	Statement Regarding Computation of Ratios.

23.1	**	Consent of Ernst & Young LLP.

23.2		Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

25.1	**	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

**	Previously filed.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on July 19, 2005.

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE: July , 2005	S. Robson Walton
Chairman of the Board and Director

DATE: July 19, 2005	* H. Lee Scott, Jr. H. Lee Scott, Jr.
President, Chief Executive Officer and Director

DATE: July 19, 2005	/s/ Thomas M. Schoewe Thomas M. Schoewe
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

DATE: July 19, 2005	* Charles M. Holley, Jr. Charles M. Holley, Jr.
Senior Vice President and Controller (Principal Accounting Officer)

DATE: July 19, 2005	* James W. Breyer James W. Breyer
Director

DATE: July 19, 2005	* M. Michele Burns M. Michele Burns
Director

DATE: July 19, 2005	* Douglas N. Daft Douglas N. Daft Director

DATE: July 19, 2005	* David D. Glass David D. Glass Director

DATE: July 19, 2005	* Roland A. Hernandez Roland A. Hernandez Director

DATE July 19, 2005	* John D. Opie John D. Opie Director

DATE: July 19, 2005	* J. Paul Reason J. Paul Reason Director

DATE: July __, 2005	Jack C. Shewmaker Director

DATE: July __, 2005	José H. Villarreal Director

DATE: July __, 2005	Christopher J. Williams Director

DATE: July 19, 2005	* Linda S. Wolf Linda S. Wolf Director

*By	/s/ Thomas M. Schoewe
Thomas M. Schoewe
Attorney-in-Fact